                                                                Exhibit 99.1.3.6

                                    BY-LAWS

                                       OF

                            INVESTEC ERNST & COMPANY

                                    ARTICLE I

                                  Stockholders
                                  ------------

    Section 1.  Place of Meetings.  Meetings of stockholders shall be held at
                -----------------
such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

    Section 2.  Annual Meetings.  Annual meetings of stockholders shall be held
                ---------------
on such date of each year and at such time and place as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

    Section 3.  Special Meetings.  Special meetings of the stockholders may be
                ----------------
called by the Board of Directors.

    Section 4.  Notice of Meetings.  Written notice of each meeting of the
                ------------------
stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

    Section 5.  Quorum; Adjournments of Meetings.  The holders of a majority of
                --------------------------------
the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

    Section 6.  Voting.  At any meeting of the stockholders every registered
                ------
owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, shall be decided by a vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

    Section 7.  Inspectors of Election.  The Board of Directors, or, if the
                ----------------------
Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of

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

election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

    Section 8.  Chairman of Meetings.  The Chairman of the Board or, in his
                --------------------
absence, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

    Section 9.  Secretary of Meetings.  The Secretary of the corporation shall
                ---------------------
act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

    Section 10.  Stockholders' Action Without Meetings.  Any action required or
                 -------------------------------------
permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is delivered to the corporation.

                                   ARTICLE II

                               Board of Directors
                               ------------------

    Section 1.  Number of Directors.  The Board of Directors shall consist of
                -------------------
eight (8) members; provided, however, that such number may from time to time be

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

increased or decreased by the Board of Directors or by the stockholders. Each Director shall be a "member", "allied member" or "approved person", as such terms are defined in the rules of the New York Stock Exchange, Inc. (the "Exchange").

    Section 2.  Vacancies.  Whenever any vacancy shall occur in the Board of
                ---------
Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term, or, if the Board has not filled such vacancy, it may be filled by the stockholders.

    Section 3.  First Meeting.  The first meeting of each newly elected Board of
                -------------
Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board of Directors who are then present shall determine, for the election or appointment of a Chairman of the Board of Directors and officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

    Section 4.  Regular Meetings.  Regular meetings of the Board of Directors,
                ----------------
other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.


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

    Section 5.  Special Meetings.  Special meetings of the Board of Directors
                ----------------
may be called by order of the Chairman of the Board or the President. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

    Section 6.  Participation By Telephone.  Any director, or member of a
                --------------------------
committee, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting in this manner shall constitute presence in person at the meeting.

    Section 7.  Place of Conference Call Meeting.  Any meeting at which one or
                --------------------------------
more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.


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

    Section 8.  Organization.  Every meeting of the Board of Directors shall be
                ------------
presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

    Section 9.  Quorum; Vote.  A majority of the directors then in office (but
                ------------
in no event less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

    Section 10. Removal of Directors.  Any one or more of the directors shall be
                --------------------
subject to removal with or without cause at any time by a vote of a majority in interest of the stockholders then entitled to vote at an election of directors.

    Section 11. Committees.  The Board of Directors may, by resolution adopted
                ----------
by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one


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

or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, the Certificate of Incorporation or these By-Laws, and may authorize the seal of the corporation to be affixed to all papers which may require it.

    Section 12.  Directors' Action Without Meetings.  Any action required or
                 ----------------------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.



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

                                   ARTICLE III

                                    Officers
                                    --------

    Section 1.  General.  The Board of Directors shall elect the officers of the
                -------
corporation annually or at such other time or times as the Board of Directors shall determine, and each such appointment shall be subject to the rules and requirements of the Exchange. The officers of the corporation may include a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

    Section 2.  Principal Executive Officers.  The Board of Directors shall
                ----------------------------
designate its "principal executive officers" who shall be "members" or "allied members", as such terms are defined in the rules of the Exchange, and shall exercise senior principal executive responsibility over the various areas of the business of the corporation in such areas as the rules of the Exchange may prescribe, including operations, compliance with rules and regulations of regulatory bodies, finance and credit, sales, underwriting, research and administration.

    Section 3.  Term of Office; Removal and Vacancy.  Each officer shall hold
                -----------------------------------
his office until his successor is elected and qualified or until his earlier resignation or


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removal. Any officer shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

    Section 4.  Power to Vote Stock.  Unless otherwise ordered by the Board of
                -------------------
Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

    Section 5.  Chairman of the Board; Vice Chairman.  The Chairman of the Board
                ------------------------------------
shall preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors. The Vice Chairman shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.



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

    Section 6.  Chief Executive Officer.  The Chief Executive Officer shall be
                -----------------------
the chief executive officer of the corporation and shall have general supervision and direction over the business of the corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors. The Chief Executive Officer, in the absence of the Chairman of the Board and the Vice Chairman, shall preside at each meeting of the stockholders and of the Board of Directors. The Chief Executive Officer may sign and execute, in the name of the corporation, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the By-laws.

    Section 7.  President.  The President shall assist the Chief Executive
                ---------
Officer in the management of and supervision and direction over the business and affairs of the corporation, subject, however, to the direction of the Chief Executive Officer and the control of the Board of Directors. The President may, in the absence of the Chairman of the Board, the Vice Chairman and the Chief Executive Officer, preside, if present, at each meeting of the stockholders and of the Board of Directors. The President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other


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

instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the corporation or shall be required by statute otherwise to be signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors, by the By-laws or by the Chief Executive Officer.

    Section 8.  Chief Operating Officer.  The Chief Operating Officer shall be
                -----------------------
the chief operating officer of the corporation, and shall assist the Chief Executive Officer and the President in the active management of and supervision and direction over the business and affairs of the corporation, subject, however, to the direction of the Chief Executive Officer and the President and the control of the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer and the President, the Chief Operating Officer shall preside at each meeting of the stockholders and of the Board of Directors. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the corporation. He may sign and execute, in the name of the corporation, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the


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office of the Chief Operating Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors, by the By-laws, by the Chief Executive Officer or by the President.

    Section 9.  Chief Financial Officer.  The Chief Financial Officer shall be
                -----------------------
the chief financial officer of the corporation, and shall render to the Board of Directors, whenever it may require, an account of the financial condition of the corporation; shall make, sign and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization; shall provide for the continuous review of all accounts and reports; and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, by the By-laws, by the Chief Executive Officer or by the President.

    Section 10. Vice Presidents.  Each Vice President shall have such powers and
                ---------------
perform such duties as from time to time may be assigned to such Vice President by the Board of Directors or by the Chief Executive Officer or the President and shall perform such other duties as may be prescribed in the By-laws.

    Section 11. Secretary.  The Secretary shall attend all meetings of the Board
                ---------
of Directors and of the stockholders and shall record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors, when required. The Secretary shall give, or cause to be given, notice of all special meetings of


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

the Board of Directors and of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to impress the seal of the corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall have charge of all the books, records and papers of the corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of the Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, by the By-laws, by the Chief Executive Officer or by the President.

    Section 12. Treasurer.  The Treasurer shall have charge and custody of, and
                ---------
be responsible for, all funds, securities and notes of the corporation; receive and give receipts for moneys due and payable to the corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the


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

corporation in such depositories as may be designated by the Board of Directors; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for that purpose full and adequate account of all moneys received or paid from the account of the corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the corporation from the officers or agents transacting the same; render to the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, whenever he, she or it shall require the Treasurer so to do, an account of the financial condition of the corporation and of all financial transactions of the corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the corporation where such records and books are kept; disburse the funds of the corporation as ordered by the Board of Directors; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board of Directors, by the By-laws, by the Chief Executive Officer or by the President.

    Section 13.  Assistant Secretaries and Assistant Treasurers.  Assistant
                 ----------------------------------------------
Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to


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

them by the Secretary or by the Treasurer, respectively, or by the Board of Directors, by the By-laws, by the Chief Executive Officer or by the President.

                                   ARTICLE IV

                                 Capital Stock
                                 -------------

    Section 1.  Certificates of Stock.  Certificates for stock of the
                ---------------------
corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

    Section 2.  Transfer of Stock.  Shares of capital stock of the corporation
                -----------------
shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

    Section 3.  Ownership of Stock.  The corporation shall be entitled to treat
                ------------------
the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the


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

part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

    Section 4.  Dividends, Surplus, Etc.  Subject to the provisions of the
                -----------------------
Certificate of Incorporation and the rules and regulations of the Exchange and applicable provisions of law, the Board of Directors may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the corporation; may use and apply, in its discretion, any of the surplus of the corporation in purchasing or acquiring any shares of capital stock of the corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidence of indebtedness; and may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the corporation, or for any purpose it may think conducive to the best interests of the corporation.







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

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

    Section 1.  Corporate Seal.  The seal of the corporation shall be circular
                --------------
in form and shall contain the name of the corporation and the year and State of incorporation.

    Section 2.  Fiscal Year.  The Board of Directors shall have power to fix,
                -----------
and from time to time to change, the fiscal year of the corporation.

                                    ARTICLE VI

                                    Amendment
                                    ---------

    The Board of Directors shall have the power to adopt, amend or repeal By-Laws subject to the power of the stockholders to adopt By-laws and to amend or repeal By-laws adopted by the Board of Directors.

                                   ARTICLE VII

                                 Indemnification
                                 ---------------

    Section 1.  Indemnity Undertaking.  To the extent not prohibited by law, the
                ---------------------
Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article VII.

    Section 2.  Advancement of Expenses.  The Corporation shall, from time to
                -----------------------
time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided,
                                                                    --------
however, that, if required by the General Corporation Law, such expenses
-------
incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

    Section 3.  Rights Not Exclusive.  The rights to indemnification and
                --------------------
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    Section 4.  Continuation of Benefits.  The rights to indemnification and
                ------------------------
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

    Section 5.  Insurance.  The Corporation shall have power to purchase and
                ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article VII, the Certificate of Incorporation or under Section 145 of the General Corporation Law or any other provision of law.

    Section 6.  Binding Effect.  The provisions of this Article VII shall be a
                --------------
contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VII is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be legally bound. No repeal or modification of this Article VII shall affect any rights or obligations with respect to any state of facts then or thereafter existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

    Section 7.  Procedural Rights.  The rights to indemnification and
                -----------------
reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

    Section 8.  Service Deemed at Corporation's Request.  Any director or
                ---------------------------------------
officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in Clause (a) shall be deemed to be doing so at the request of the Corporation.

    Section 9.  Election of Applicable Law.  Any person entitled to be
                --------------------------
indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought.

Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification
--------  -------
or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.